Exhibit 10.1

EXCHANGE AND AMENDMENT AGREEMENT

This Exchange and Amendment Agreement (this “Agreement”) is entered into as of March 9, 2026 (the “Effective Date”), by and among Functional Brands Inc., a Delaware corporation (the “Company”), and each undersigned holder (each, a “Holder” and collectively, the “Holders”) of the Company’s (i) Series A Convertible Preferred Stock (the “Series A”) and/or (ii) Series B Convertible Preferred Stock (the “Series B”).

1. Recitals

1.1. WHEREAS, the Company has designated the Series A and the Series B pursuant to their respective certificates of designation, as each may have been amended and in effect as of the Effective Date (the “Series A Certificate” and “Series B Certificate,” and together, the “Existing Certificates”).

1.2. WHEREAS, the Company desires to designate a new series of preferred stock known as Series C Convertible Preferred Stock (the “Series C”) pursuant to a certificate of designation (the “Series C Certificate”).

1.3. WHEREAS, the Company desires, and the Holders desire to approve and consent, to (i) amend the Existing Certificates to permit the exchange contemplated hereby and (ii) effect exchanges of Series A and Series B into (a) Series C, (b) cash, (c) common stock, and (d) a senior secured convertible note, all as set forth herein.

1.4. WHEREAS, capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the applicable Existing Certificates, the Series C Certificate, or the Note (as defined below), as applicable.

2. Definitions

2.1. “Accrued Dividends” means, with respect to a share of Series A, all accrued and unpaid dividends (whether declared or accrued by operation of the applicable Existing Certificate) on such share through and including the Exchange Date.

2.2. “Alternate Conversion Price” means, as of any particular date of determination, a price per share of Common Stock equal to 85% of the lowest traded price of the Common Stock on the principal trading market during the ten (10) Trading Days immediately preceding such date of determination.

2.3. “Alternate Conversion Right” means the right of a Holder, exercisable at any time on or after the earlier of (a) the occurrence of an Event of Default and (b) the date that is twenty-four (24) months from the Initial Closing Date (the “Alternate Conversion Eligibility Date”), to convert all or any portion of (i) the then-outstanding stated value of the Series C and/or (ii) the then-outstanding principal amount of the Note into shares of Common Stock at the Alternate Conversion Price, subject to the Beneficial Ownership Limitation and the holdback mechanics set forth in Section 4.7. For the avoidance of doubt, upon and after the earlier of (x) an Event of Default and (y) the Alternate Conversion Eligibility Date, the Series C Fixed Conversion Right and the Note Fixed Conversion Right shall no longer be available, and conversions shall occur pursuant to this Alternate Conversion Right (and the related mechanics in the Series C Certificate and the Note, as applicable).

2.4. “Assigned Value” means, as applicable, the Series A Assigned Value or the Series B Assigned Value.

2.5. “Beneficial Ownership Limitation” means 4.99% of the Company’s outstanding shares of Common Stock immediately after giving effect to the issuance of Common Stock contemplated by this Agreement, calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

2.6. “Blocker Holdback Shares” means any portion of Common Stock otherwise issuable to a Holder under this Agreement (including in connection with Common Stock Consideration, and any shares issued as payment under the Note if applicable) that cannot be issued to such Holder at such time without causing such Holder (together with its affiliates) to exceed the Beneficial Ownership Limitation.

2.7. “Business Day” means any day other than a Saturday, Sunday, or day on which banks in New York, New York are authorized or required by law to close.

2.8. “Cash Consideration” means, with respect to each exchanged share of Series A or Series B, cash in an amount equal to 10.74% of the Assigned Value ($900,000) for such exchanged share, of which 50% shall be payable on the Exchange Date and the remainder shall be payable upon the effectiveness of the registration statement filed by the Company in connection with the contemplated equity line of credit, but in no event later than ninety (90) days following the Closing Date. In the event the Company has insufficient cash on hand to satisfy the full Closing payment, the Company shall pay such amount as is available, provided that the aggregate cash payment at Closing shall not be less than $250,000. Any shortfall between the amount actually paid at Closing and the full $450,000 due shall be payable to the Holders pro rata in six (6) equal monthly installments beginning on the Redemption Start Date. For the avoidance of doubt, this repayment obligation is separate from and in addition to any other Mandatory Redemption due under this Agreement.

2.9. “Closing Date” means, for purposes of this Agreement and the Series C Certificate, the Note, and the other Transaction Documents, the Initial Closing Date.

2.10. “Common Stock” means the Company’s common stock, par value $.00001 per share.

2.11. “Common Stock Consideration Amount” means, with respect to each exchanged share of Series A or Series B, an amount equal to 12.39% of the Remaining Stated Value of such exchanged share, determined as of the Exchange Date.

2.12. “Common Stock Consideration Shares” means the number of shares of Common Stock issuable to a Holder in an Exchange, equal to (a) the aggregate Common Stock Consideration Amount for the shares exchanged by such Holder on the Exchange Date divided by (b) the Common Stock Exchange Price.

2.13. “Common Stock Exchange Price” means the Market Price as of the Exchange Date.

2.14. “Conversion Right” means, as applicable, (a) the Series C Fixed Conversion Right and/or (b) the Note Fixed Conversion Right, in each case only during the Fixed Conversion Period.

2.15. “Daily Allocation” means, for each Participating Holder on any Trading Day, such Holder’s pro rata share of the Leak-Out Cap for such Trading Day, calculated based on such Holder’s Assigned Value (as determined on the applicable Exchange Date(s)) relative to the aggregate Assigned Value of all Participating Holders on such Trading Day.

2.16. “Daily Trading Volume” means, for any Trading Day, the aggregate number of shares of Common Stock traded on the principal trading market on such Trading Day.

2.17. “Equity Conditions” has the meaning set forth in the Series C Certificate of Designations (Exhibit C). The Equity Conditions are for the sole benefit of the Holders and may be waived by the applicable Holder, in whole or in part, at any time and from time to time, in such Holder’s sole and absolute discretion. Any such waiver shall be delivered in writing to the Company and may apply to one or more specific payment dates or to all future payment dates, as specified therein. The Company may not assert the non-satisfaction of the Equity Conditions for any purpose (including as a basis for not making a payment in shares), and only the applicable Holder shall be entitled to assert the non-satisfaction of any Equity Condition.

2.18. “Exchange Date” means the date on which the Company consummates an Exchange pursuant to this Agreement.

2.19. “Fixed Conversion Reference Price” means the closing price of the Common Stock on the principal trading market on the Trading Day immediately preceding the Exchange Date (or, if the Exchange Date is not a Trading Day, the most recent Trading Day prior thereto). For the avoidance of doubt, the Fixed Conversion Reference Price is determined once as of the Exchange Date and shall not be recalculated on any subsequent Conversion Date or other date.

2.20. “Series C Fixed Conversion Prices” means (a) the “Tier 1 Fixed Conversion Price” equal to $0.30, (b) the “Tier 2 Fixed Conversion Price” equal to $0.35, and (c) the “Tier 3 Fixed Conversion Price” equal to $0.41.

2.21. “Series C Tier Allocation” means, with respect to any conversion of Series C, an allocation of the stated value of Series C being converted such that (a) 50% of such stated value is converted at the Tier 1 Fixed Conversion Price, (b) 25% of such stated value is converted at the Tier 2 Fixed Conversion Price, and (c) 25% of such stated value is converted at the Tier 3 Fixed Conversion Price; provided that the Company and the Holder may agree in writing to apply such allocation on an aggregate basis across multiple conversion notices delivered on the same Trading Day.

2.22. “Series C Fixed Conversion Right” means the right of a Holder to convert all or any portion of the Series C (based on the stated value thereof) into shares of Common Stock at the Series C Fixed Conversion Prices, applied in accordance with the Series C Tier Allocation, at any time during the Fixed Conversion Period, without regard to any monthly or periodic amortization cap, subject to the Beneficial Ownership Limitation and the holdback mechanics set forth in Section 4.7.

2.23. “Note Fixed Conversion Right” means the right of a Holder to convert all or any portion of the outstanding principal amount of the Note into shares of Common Stock at the Note Fixed Conversion Price at any time during the Fixed Conversion Period, without regard to any monthly or periodic amortization cap, subject to the Beneficial Ownership Limitation and the holdback mechanics set forth in Section 4.7.

2.24. “Note Fixed Conversion Price” means a price per share of Common Stock equal to 120% of the closing price of the Common Stock on the principal trading market on the Trading Day immediately preceding the Exchange Date (or, if the Exchange Date is not a Trading Day, the most recent Trading Day prior thereto).

2.25. “Initial Closing Date” means the first Exchange Date on which any Exchange is consummated pursuant to this Agreement.

2.26. “Leak-Out Cap” means, for any Trading Day, an amount of shares equal to fifteen percent (15%) of the Daily Trading Volume for such Trading Day.

2.27. “Leak-Out Period” means the period commencing on the Initial Closing Date and continuing until the date on which all Common Stock Consideration Shares (including any Blocker Holdback Shares that are Common Stock Consideration Shares) have been issued pursuant to this Agreement.

2.28. “Market Price” has the meaning set forth in the Series C Certificate (Exhibit C) and the Note (Exhibit D).

2.29. “Minimum Trading Volume Requirement” means that the aggregate dollar trading volume of the Common Stock on the principal trading market over the twenty-one (21) trading days immediately preceding the applicable payment or redemption date equals or exceeds ten (10) times the dollar amount of the applicable amortization or redemption payment to be made in shares.

2.30. “Note Portion Amount” means, with respect to each exchanged share of Series A or Series B, an amount equal to 10% of the Assigned Value for such exchanged share.

2.31. “Note Portion Percentage” means 10%.

2.32. “Note Principal Amount” means, for each Exchange, the aggregate principal amount of the Note issued to the applicable Holder, equal to the aggregate Note Portion Amount for all shares exchanged by such Holder on the Exchange Date.

2.33. “Participating Holder” means, as of any Trading Day, each Holder that holds (i) outstanding Series C, (ii) an outstanding Note, or (iii) shares of Common Stock issued pursuant to this Agreement or upon conversion, amortization, or payment under the Series C or the Note.

2.34. “Remaining Stated Value” means, with respect to a share of Series A or Series B, the stated value then outstanding and unpaid (or unredeemed) for such share under the applicable Existing Certificate as of the Exchange Date.

2.35. “Series A Assigned Value” means, with respect to each share of Series A exchanged on an Exchange Date, an amount equal to 80% of the Remaining Stated Value of such share.

2.36. “Series B Assigned Value” means, with respect to each share of Series B exchanged on an Exchange Date, an amount equal to 100% of the Remaining Stated Value of such share.

2.37. “Series C Portion Percentage” means 72%.

2.38. “Series C Portion Amount” means, with respect to each exchanged share of Series A or Series B, an amount equal to 72% of the Assigned Value for such exchanged share.

2.39. “Series C Issuance Value” means the stated value per share of Series C (or other per share issuance value used for issuance mechanics) as set forth in the Series C Certificate.

2.40. “Senior Secured Convertible Note” or “Note” means the senior secured convertible promissory note to be issued by the Company to the Holder in connection with an Exchange, in substantially the form attached hereto as Exhibit D.

2.41. “Security Documents” means the security agreement(s), control agreement(s) (if any), and other collateral documents (if any) to be delivered to secure the Note, as contemplated by Exhibit D, each in form and substance reasonably acceptable to the Holder.

2.42. “Trading Day” means any day on which the Common Stock is traded on the principal trading market.

2.43. “Fixed Conversion Period” means the period commencing on the Exchange Date and ending on the earlier of (a) the occurrence of an Event of Default and (b) the Alternate Conversion Eligibility Date.

3. Amendments to Existing Certificates; Designation of Series C; Note Issuance

3.1. Series A Amendment. The Series A Required Holders hereby approve and consent to the amendment to the Series A Certificate substantially in the form attached hereto as Exhibit A (the “Series A Amendment”) and authorize the filing thereof.

3.2. Series B Amendment. The Series B Required Holders hereby approve and consent to the amendment to the Series B Certificate substantially in the form attached hereto as Exhibit B (the “Series B Amendment”) and authorize the filing thereof.

3.3. Series C Designation and Reservation. The Company shall file the Series C Certificate substantially in the form attached hereto as Exhibit C, and shall authorize and reserve a sufficient number of shares of Series C and Common Stock to complete the Exchanges contemplated by this Agreement (including any Common Stock issuable as payment under the Note, if applicable).

3.4. Note Authorization. The Company shall authorize the issuance of the Note and the execution and delivery of the Security Documents in connection therewith.

3.5. Filing and Effectiveness. The Company shall file the Series A Amendment, Series B Amendment, and the Series C Certificate (as applicable). The effectiveness of such filings shall be as set forth therein.

4. Exchange Right; Exchange Mechanics; Consideration

4.1. Company Option to Exchange. Subject to the terms of this Agreement and the amended Existing Certificates, the Company may, in its sole discretion, elect to effect an exchange (an “Exchange”) of all or any portion of the outstanding shares of Series A and/or Series B held by any Holder.

4.2. Exchange Consideration. For each share of Series A or Series B exchanged on an Exchange Date, the applicable Holder shall receive all of the following, unless otherwise agreed by each holder:

4.2.1. Series C Consideration. A number of shares of Series C having an aggregate issuance value equal to the Series C Portion Amount for such exchanged share (the “Series C Consideration”).

4.2.2. Senior Secured Convertible Note. A Note with a principal amount equal to the Note Portion Amount for such exchanged share; provided that the Note issued in an Exchange shall have an aggregate principal amount equal to the Holder’s Note Principal Amount.

4.2.3. Cash Consideration. The Cash Consideration, as defined in Section 2.11 above.

4.2.4. Common Stock Consideration. The Common Stock Consideration Shares issuable for such exchanged share, subject to the Beneficial Ownership Limitation and holdback mechanics in Section 4.7.

4.2.5. Payment of Series A Accrued Dividends. With respect to each share of Series A exchanged on an Exchange Date, the Company shall pay to the applicable Holder, in cash, an amount equal to all Accrued Dividends on such share. Such payment shall be made on the Exchange Date (or as soon as practicable thereafter, but in any event within three (3) Business Days), by wire transfer of immediately available funds to an account designated in writing by the applicable Holder. For the avoidance of doubt, this payment obligation applies only to shares of Series A and not to shares of Series B.

4.3. Calculation of Series C Shares. The number of shares of Series C issuable to a Holder for an Exchange shall be calculated as follows:

4.3.1. Series C Shares equals (Aggregate Series C Portion Amount for all shares exchanged by such Holder on the Exchange Date) divided by the Series C Issuance Value.

4.3.2. Fractional Shares. Fractional shares of Series C shall be rounded to the nearest whole share.

4.4. Timing of Delivery and Payment.

4.4.1. Series C Issuance. The Series C Consideration shall be issued and delivered to the applicable Holder on the Exchange Date (or as soon as practicable thereafter, but in any event within five (5) Business Days).

4.4.2. Note Issuance and Security. The Note shall be executed and delivered to the applicable Holder on the Exchange Date (or as soon as practicable thereafter, but in any event within five (5) Business Days). The Company shall deliver executed Security Documents and take the steps required to perfect the security interest contemplated thereby (including UCC filings), in each case on the Exchange Date (or within five (5) Business Days thereafter).

4.4.3. Cash Payment. The Cash Consideration shall be paid on the Exchange Date (or as soon as practicable thereafter, but in any event within three (3) Business Days), by wire transfer of immediately available funds to an account designated in writing by the applicable Holder.

4.4.4. Common Stock Issuance. The Common Stock Consideration Shares issuable without violating the Beneficial Ownership Limitation shall be issued on the Exchange Date (or as soon as practicable thereafter, but in any event within three (3) Business Days). Any Blocker Holdback Shares shall be issued in accordance with Section 4.7.

4.5. Surrender; Cancellation.

4.5.1. As a condition to receiving the Exchange Consideration, each participating Holder shall surrender (or cause to be surrendered) the certificates (if any) representing the shares being exchanged, or provide customary affidavits of loss and indemnities if certificates are lost, in each case in accordance with reasonable procedures of the Company and its transfer agent.

4.5.2. Upon issuance of the Series C Consideration, delivery of the Note, issuance of the applicable Common Stock Consideration Shares (subject to the blocker), and payment of the Cash Consideration, the exchanged shares of Series A and/or Series B shall be cancelled and shall no longer be outstanding, and all rights with respect to such exchanged shares (including any further dividends, liquidation preference, redemption rights, and voting rights) shall cease.

4.6. No Setoff. The Company’s obligations to issue Series C, deliver the Note, issue Common Stock, and pay Cash Consideration shall be made without setoff, counterclaim, or withholding, except as required by applicable law (including tax withholding).

4.7. Beneficial Ownership Limitation; 4.99% Blocker Mechanics.

4.7.1. Issuance Cap. Notwithstanding anything to the contrary in this Agreement, the Company shall not issue to any Holder any shares of Common Stock pursuant to this Agreement (including Common Stock Consideration and any shares issued as payment under the Note, if applicable) to the extent that, after giving effect to such issuance, such Holder (together with its affiliates) would beneficially own in excess of the Beneficial Ownership Limitation.

4.7.2. Automatic Reduction. If shares of Common Stock otherwise issuable to a Holder would cause such Holder to exceed the Beneficial Ownership Limitation, then the number of shares issuable at such time shall be automatically reduced to the maximum number of shares that may be issued without exceeding the Beneficial Ownership Limitation, and the remaining shares shall be deemed Blocker Holdback Shares.

4.7.3. Subsequent Issuance of Holdback Shares. At any time after the Exchange Date, upon written notice from a Holder to the Company, the Company shall issue to such Holder such number of Blocker Holdback Shares as requested by such Holder, up to the maximum number of shares that may then be issued without causing such Holder to exceed the Beneficial Ownership Limitation.

4.7.4. No Cash in Lieu. Blocker Holdback Shares shall remain issuable in accordance with this Section 4.7, and shall not be substituted with cash or any other consideration, unless otherwise agreed in writing by the Company and the applicable Holder.

4.7.5. Holder Information. Each Holder shall provide such information as the Company may reasonably request to confirm compliance with the Beneficial Ownership Limitation, provided that the Company may rely on a Holder’s written representation regarding its beneficial ownership absent manifest error.

4.8. No Waiver of Remaining Rights Until Exchange. Until an Exchange is consummated with respect to a particular share, nothing in this Agreement alters the rights of such share under the applicable Existing Certificate.

4.9. Series C and Note Terms Control for Conversion, Amortization, and Equity Conditions; No Conflict. Each Holder acknowledges and agrees that (a) the Series C issued as Series C Consideration shall be governed by the Series C Certificate, including the fixed conversion right at the Fixed Conversion Price during the Fixed Conversion Period, the alternate conversion right at the Alternate Conversion Price upon and after the earlier of an Event of Default and the Alternate Conversion Eligibility Date, the amortization and cash-or-shares payment mechanics, and the Equity Conditions (including the Minimum Trading Volume Requirement) set forth in Exhibit C, and (b) the Note shall be governed by its terms, including the fixed conversion right at the Fixed Conversion Price during the Fixed Conversion Period, the alternate conversion right at the Alternate Conversion Price upon and after the earlier of an Event of Default and the Alternate Conversion Eligibility Date, the amortization and cash-or-shares payment mechanics, and the Equity Conditions set forth in Exhibit C and the Security Documents, and (c) nothing in this Agreement is intended to modify, limit, or contradict the Series C Certificate or the Note with respect to the conversion rights, timing, procedures, Equity Conditions, or forms of payment for any conversion, amortization, redemption, or repayment.

4.10. Leak-Out Limitation.

4.10.1. Sales Restriction. Beginning on the Initial Closing Date and continuing throughout the Leak-Out Period, each Holder covenants and agrees that (i) no Holder shall sell any shares of Common Stock in the open market prior to the record date for the Company’s next annual or special meeting of shareholders (the “Shareholder Meeting Record Date”), and (ii) after the Shareholder Meeting Record Date, the aggregate number of shares of Common Stock sold by all Participating Holders in the open market on any Trading Day shall not exceed the Leak-Out Cap for such Trading Day. For purposes of this Section 4.10, “sold in the open market” means any sale, transfer, or disposition of Common Stock through a broker-dealer on the principal trading market or any other public trading market, but excludes (i) transfers by gift, devise, or operation of law that do not involve a sale for value, (ii) pledges or grants of security interests, and (iii) private negotiated transfers not executed through a trading market.

4.10.2. Daily Allocation. The Leak-Out Cap for each Trading Day shall be allocated among the Participating Holders on a pro rata basis according to each Participating Holder’s Assigned Value (as determined on the applicable Exchange Date(s)) relative to the aggregate Assigned Value of all Participating Holders on such Trading Day (each such allocation, the Participating Holder’s “Daily Allocation” for such Trading Day), as set forth on Schedule A attached hereto (which Schedule A also sets forth the Exchange Consideration allocable to each Holder). Each Holder shall be responsible for compliance with its own Daily Allocation.

4.10.3. Reallocation. If any Holder is not a Participating Holder for a particular Trading Day (because such Holder holds no outstanding Series C, no outstanding Note, and no shares of Common Stock issued pursuant to this Agreement or upon conversion, amortization, or payment under the Series C or the Note), then such Holder’s would-be Daily Allocation for such Trading Day shall be reallocated to the remaining Participating Holders for such Trading Day on a pro rata basis using the methodology described in Section 4.10.2.

4.10.4. Scope of Leak-Out Limitation. The Leak-Out Limitation applies only to Common Stock Consideration Shares.

5. Holder Consents; Further Assurances

5.1. Consents and Approvals. Each Holder hereby (a) consents to and approves the Series A Amendment and/or Series B Amendment, as applicable, (b) agrees that this Agreement may serve as a written consent of such Holder for purposes of the Existing Certificates and applicable law, and (c) agrees to execute and deliver any additional signature pages, consents, letters of transmittal, and instruments reasonably requested to carry out the transactions contemplated hereby.

5.2. Further Assurances. Each party shall execute and deliver such additional documents and take such additional actions as may be reasonably necessary to effect the intent of this Agreement.

6. Representations and Warranties

6.1. By Each Holder. Each Holder represents and warrants to the Company that:

6.1.1. It is the sole beneficial owner of the shares of Series A and/or Series B set forth opposite such Holder’s name on Schedule A attached hereto.

6.1.2. It has full power and authority to enter into this Agreement and to perform its obligations hereunder.

6.1.3. This Agreement constitutes a legal, valid, and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, subject to customary bankruptcy and equitable principles.

6.1.4. Its shares are held free and clear of liens (other than restrictions under applicable securities laws).

6.2. By the Company. The Company represents and warrants to each Holder that:

6.2.1. It is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation.

6.2.2. It has full power and authority to enter into this Agreement and consummate the transactions contemplated hereby, subject to the filing of the Series A Amendment, Series B Amendment, and the Series C Certificate (as applicable), and the authorization of the Note and Security Documents.

6.2.3. The execution and delivery of this Agreement have been duly authorized by all necessary corporate action.

6.2.4. Upon issuance, the Series C shares and Common Stock issued hereunder will be duly authorized and validly issued, fully paid and nonassessable, subject to applicable law and any legends required by securities laws.

7. Conditions

7.1. Conditions to Company Obligations. The Company’s obligation to consummate any Exchange may be conditioned upon:

7.1.1. Receipt of executed signature pages (and any required transmittal documents) from participating Holders.

7.1.2. Effectiveness of the Series A Amendment and/or Series B Amendment (as applicable) and the Series C Certificate.

7.1.3. Execution and delivery of the Note and Security Documents in form and substance reasonably acceptable to the Holder.

7.2. Conditions to Holder Obligations. Each participating Holder’s obligation to consummate any Exchange may be conditioned upon:

7.2.1. Effectiveness of the applicable amendments and the Series C Certificate.

7.2.2. Issuance of the Series C Consideration, delivery of the Note (with Security Documents), issuance of the Common Stock Consideration Shares subject to the blocker, and payment of the Cash Consideration in accordance with this Agreement.

8. Miscellaneous

8.1. Notices. Notices shall be given in accordance with the Existing Certificates; provided that if the Existing Certificates do not specify a notice procedure, then notices under this Agreement shall be in writing and delivered by (a) email (with confirmation of transmission), (b) nationally recognized overnight courier, or (c) personal delivery, in each case to the addresses on the signature pages (or such other address as a party may designate by notice).

8.2. Amendment. This Agreement may be amended only by a written instrument executed by the Company and Holders representing the requisite approval thresholds under the Existing Certificates.

8.3. Fee Reimbursement. Immediately upon execution of this Agreement, the Company shall pay to Leonite Fund I, LP (“Leonite”), $20,000 by wire transfer of immediately available funds pursuant to wire instructions provided by Leonite, as reimbursement of legal fees and expenses incurred by Leonite in connection with the drafting, negotiation, execution and delivery of this Agreement and the other documents entered into in connection herewith and the consummation of the transactions contemplated hereby and thereby.

8.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

8.5. Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Electronic signatures shall be effective.

8.6. Entire Agreement. This Agreement, together with the exhibits hereto, constitutes the entire agreement among the parties regarding the subject matter hereof and supersedes all prior discussions and agreements on such subject matter.

8.7. Rule 144; No New Consideration. Each party hereby acknowledges and agrees that (a) the Series C, the Note, and any shares of Common Stock issued pursuant to this Agreement (including the Common Stock Consideration Shares and any shares issued upon conversion, amortization, or payment under the Series C or the Note) are being issued solely in exchange for existing securities of the Company (namely, the Series A and/or Series B) and that no Holder is providing any new consideration in connection with such exchange; (b) for purposes of Rule 144 promulgated under the Securities Act, and specifically Rule 144(d)(3)(ii) thereunder, the holding period of the Series C, the Note, and such shares of Common Stock shall include and be calculated from the date that the Holder (or any prior holder from whom the holding period may be included) acquired the Series A and/or Series B being exchanged hereunder; and (c) the Company shall not, and hereby covenants that it will not, take any position (whether in any filing with the Securities and Exchange Commission, in any legal proceeding, in any communication with any Holder or any broker-dealer, in any opinion of counsel, or otherwise) that is contrary to or inconsistent with the acknowledgments set forth in clauses (a) and (b) above.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Exchange and Amendment Agreement as of the date first written above.

FUNCTIONAL BRANDS INC.

By:
Name:	Eric Gripentrog
Title:	Chief Executive Officer

LEONITE FUND I, LP
By its Manager, Leonite Advisors, LLC

By:
Name:	Avi Geller
Title:	Manager

KIPS BAY SELECT LP

By:
Name:
Title:

3I LP

By:
Name:
Title:

FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC

By:
Name:
Title:

SCHEDULE A

Exchange Consideration and Leak-Out Allocations

Holder	Series A Exchanged (Stated Value)	Series B Exchanged (Stated Value)	Series C Stated Value Issued (72%)	Note Principal Amount (10%)	Common Stock Consideration Shares (12.39%)	Cash at Closing (5.37%)	Cash at ELOC Effectiveness (5.37%)	Daily Allocation % (Leak-Out)
Leonite Fund I, LP	$2,500,000	$1,195,600	$2,660,832	$369,560	2,289,424	$198,498	$198,498	44.52%
Kips Bay Select LP	$1,500,000	$466,200	$1,415,664	$196,620	1,218,061	$105,609	$105,609	23.21%
3i LP	$1,000,000	$540,000	$1,108,800	$154,000	954,030	$82,717	$82,717	18.67%
FirstFire Global Opportunities Fund, LLC	$1,000,000	$176,200	$846,864	$117,620	728,656	$63,176	$63,176	13.60%
Total	$6,000,000	$2,378,000	$6,032,160	$837,800	5,190,171	$450,000	$450,000	100.00%

Note: Series A stated values are exchanged at 80% (Assigned Value); Series B stated values are exchanged at 100% (Assigned Value). Leak-Out percentages (Daily Allocation %) are calculated based on each Holder’s Assigned Value as a proportion of the aggregate Assigned Value of all Holders. Cash amounts are rounded to the nearest dollar. Common Stock Consideration Shares are subject to adjustment for the Beneficial Ownership Limitation and Blocker Holdback Shares mechanics set forth in Section 4.7 of the Agreement.

Schedule A

EXHIBIT A

Series A Amendment to Certificate of Designation

AMENDMENT NO. [●] TO

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

OF SERIES A CONVERTIBLE PREFERRED STOCK

OF FUNCTIONAL BRANDS INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Functional Brands Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), does hereby certify that:

WHEREAS, the Company has previously filed a Certificate of Designation of Series A Convertible Preferred Stock with the Secretary of State of the State of Delaware (as amended prior to the date hereof, the “Series A Certificate”), establishing and designating [●] shares of Series A Convertible Preferred Stock, par value $[●] per share (the “Series A Preferred Stock”);

WHEREAS, the Company desires to amend the Series A Certificate to (i) permit the exchange of shares of Series A Preferred Stock for shares of a newly designated Series C Convertible Preferred Stock, a Senior Secured Convertible Note, cash, and shares of Common Stock, all as contemplated by that certain Exchange and Amendment Agreement, dated as of March 9, 2026 (the “Exchange Agreement”), and (ii) make such other amendments to the Series A Certificate as set forth herein;

WHEREAS, pursuant to the Series A Certificate, the approval of the holders of at least [●]% of the outstanding shares of Series A Preferred Stock (the “Series A Required Holders”) is required to amend the Series A Certificate;

WHEREAS, the Series A Required Holders have approved and consented to this amendment pursuant to the Exchange Agreement; and

WHEREAS, the Board of Directors of the Company has duly adopted resolutions authorizing the filing of this amendment.

NOW, THEREFORE, BE IT RESOLVED, that the Series A Certificate is hereby amended as follows:

1. Exchange Authorization. A new Section [●] is hereby added to the Series A Certificate as follows:

“Exchange of Series A Preferred Stock. Notwithstanding anything to the contrary contained in this Certificate of Designation, the Company may, in its sole discretion and pursuant to the terms of that certain Exchange and Amendment Agreement, dated as of March 9, 2026, by and among the Company and the holders party thereto (the “Exchange Agreement”), effect one or more exchanges (each, an “Exchange”) of all or any portion of the outstanding shares of Series A Preferred Stock held by the holders party to the Exchange Agreement, in exchange for (a) shares of Series C Convertible Preferred Stock, (b) a Senior Secured Convertible Note, (c) cash, and (d) shares of Common Stock (collectively, the “Exchange Consideration”), in each case in the amounts and on the terms set forth in the Exchange Agreement. The Series A Assigned Value, the allocation of Exchange Consideration, and all other terms of each Exchange shall be as set forth in the Exchange Agreement. Upon the consummation of any Exchange, the shares of Series A Preferred Stock so exchanged shall be automatically cancelled and retired and shall no longer be outstanding, and all rights with respect to such shares (including, without limitation, any further dividends, liquidation preference, redemption rights, conversion rights, and voting rights) shall cease. The cancellation and retirement of shares pursuant to an Exchange shall not require the payment of any additional consideration by the Company beyond the Exchange Consideration. For the avoidance of doubt, the Exchange contemplated hereby shall not constitute a ‘redemption’ or ‘conversion’ within the meaning of any other provision of this Certificate of Designation, and no consent, approval, notice, or other action by or to any holder shall be required in connection with an Exchange other than as set forth in the Exchange Agreement.”

Exhibit A – Page 1

2. Waiver of Restrictions; Conflicting Provisions. To the extent that any provision of the Series A Certificate (including, without limitation, any restriction on transfer, any limitation on the issuance of additional securities by the Company, any anti-dilution adjustment, any prohibition on redemption or prepayment, any required consent or approval, or any other covenant, condition, or restriction) would prohibit, restrict, limit, conflict with, or otherwise be inconsistent with the consummation of the transactions contemplated by the Exchange Agreement (including, without limitation, (a) the exchange of shares of Series A Preferred Stock for Exchange Consideration, (b) the designation and issuance of Series C Convertible Preferred Stock, (c) the issuance of the Senior Secured Convertible Note, (d) the issuance of shares of Common Stock as Exchange Consideration or upon conversion of the Series C Convertible Preferred Stock or the Note, (e) the granting of a security interest in the Company’s assets to secure the Note, or (f) the filing of the Series C Certificate of Designation), such provision is hereby amended, waived, and rendered inoperative solely to the extent necessary to permit the consummation of the transactions contemplated by the Exchange Agreement. This amendment shall not constitute a waiver or amendment of any provision of the Series A Certificate for any purpose other than the transactions contemplated by the Exchange Agreement.

3. No Anti-Dilution Adjustment. The issuance of shares of Series C Convertible Preferred Stock, the issuance of shares of Common Stock (whether as Exchange Consideration, upon conversion of the Series C Convertible Preferred Stock, upon conversion of the Senior Secured Convertible Note, or upon amortization, redemption, or repayment thereof), and the issuance of the Senior Secured Convertible Note, in each case pursuant to or in connection with the Exchange Agreement, shall not trigger any anti-dilution adjustment, price protection, or similar provision under the Series A Certificate with respect to any shares of Series A Preferred Stock that remain outstanding following any Exchange.

4. Senior Indebtedness. The holders of Series A Preferred Stock hereby acknowledge and consent that the Senior Secured Convertible Note issued pursuant to the Exchange Agreement shall constitute senior indebtedness of the Company, secured by a first priority security interest in the Company’s assets as set forth in the Security Documents (as defined in the Exchange Agreement). The holders of Series A Preferred Stock hereby waive any right to object to, or receive notice of, the granting of such security interest, and agree that the Series A Preferred Stock shall rank junior to the Note in right of payment and with respect to claims on the Company’s assets.

5. Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock a sufficient number of shares to effect the issuance of Common Stock as Exchange Consideration and upon conversion and amortization of the Series C Convertible Preferred Stock and the Senior Secured Convertible Note issued pursuant to the Exchange Agreement.

6. Ratification. Except as expressly amended hereby, the Series A Certificate shall remain in full force and effect and is hereby ratified and confirmed in all respects. In the event of any conflict between the provisions of this amendment and the provisions of the Series A Certificate as in effect prior to this amendment, the provisions of this amendment shall control. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Series A Certificate or the Exchange Agreement, as applicable.

7. Effectiveness. This amendment shall become effective upon its filing with the Secretary of State of the State of Delaware.

[Signature Page Follows]

Exhibit A – Page 2

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer as of March 9, 2026.

FUNCTIONAL BRANDS INC.

By:
Name:	Eric Gripentrog
Title:	Chief Executive Officer

Exhibit A – Page 3

EXHIBIT B

Series B Amendment to Certificate of Designation

AMENDMENT NO. [●] TO

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

OF SERIES B CONVERTIBLE PREFERRED STOCK

OF FUNCTIONAL BRANDS INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Functional Brands Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), does hereby certify that:

WHEREAS, the Company has previously filed a Certificate of Designation of Series B Convertible Preferred Stock with the Secretary of State of the State of Delaware (as amended prior to the date hereof, the “Series B Certificate”), establishing and designating [●] shares of Series B Convertible Preferred Stock, par value $[●] per share (the “Series B Preferred Stock”);

WHEREAS, the Company desires to amend the Series B Certificate to (i) permit the exchange of shares of Series B Preferred Stock for shares of a newly designated Series C Convertible Preferred Stock, a Senior Secured Convertible Note, cash, and shares of Common Stock, all as contemplated by that certain Exchange and Amendment Agreement, dated as of March 9, 2026 (the “Exchange Agreement”), and (ii) make such other amendments to the Series B Certificate as set forth herein;

WHEREAS, pursuant to the Series B Certificate, the approval of the holders of at least [●]% of the outstanding shares of Series B Preferred Stock (the “Series B Required Holders”) is required to amend the Series B Certificate;

WHEREAS, the Series B Required Holders have approved and consented to this amendment pursuant to the Exchange Agreement; and

WHEREAS, the Board of Directors of the Company has duly adopted resolutions authorizing the filing of this amendment.

NOW, THEREFORE, BE IT RESOLVED, that the Series B Certificate is hereby amended as follows:

1. Exchange Authorization. A new Section [●] is hereby added to the Series B Certificate as follows:

“Exchange of Series B Preferred Stock. Notwithstanding anything to the contrary contained in this Certificate of Designation, the Company may, in its sole discretion and pursuant to the terms of that certain Exchange and Amendment Agreement, dated as of March 9, 2026, by and among the Company and the holders party thereto (the “Exchange Agreement”), effect one or more exchanges (each, an “Exchange”) of all or any portion of the outstanding shares of Series B Preferred Stock held by the holders party to the Exchange Agreement, in exchange for (a) shares of Series C Convertible Preferred Stock, (b) a Senior Secured Convertible Note, (c) cash, and (d) shares of Common Stock (collectively, the “Exchange Consideration”), in each case in the amounts and on the terms set forth in the Exchange Agreement. The Series B Assigned Value, the allocation of Exchange Consideration, and all other terms of each Exchange shall be as set forth in the Exchange Agreement. Upon the consummation of any Exchange, the shares of Series B Preferred Stock so exchanged shall be automatically cancelled and retired and shall no longer be outstanding, and all rights with respect to such shares (including, without limitation, any further dividends, liquidation preference, redemption rights, conversion rights, and voting rights) shall cease. The cancellation and retirement of shares pursuant to an Exchange shall not require the payment of any additional consideration by the Company beyond the Exchange Consideration. For the avoidance of doubt, the Exchange contemplated hereby shall not constitute a ‘redemption’ or ‘conversion’ within the meaning of any other provision of this Certificate of Designation, and no consent, approval, notice, or other action by or to any holder shall be required in connection with an Exchange other than as set forth in the Exchange Agreement.”

Exhibit B – Page 1

2. Waiver of Restrictions; Conflicting Provisions. To the extent that any provision of the Series B Certificate (including, without limitation, any restriction on transfer, any limitation on the issuance of additional securities by the Company, any anti-dilution adjustment, any prohibition on redemption or prepayment, any required consent or approval, or any other covenant, condition, or restriction) would prohibit, restrict, limit, conflict with, or otherwise be inconsistent with the consummation of the transactions contemplated by the Exchange Agreement (including, without limitation, (a) the exchange of shares of Series B Preferred Stock for Exchange Consideration, (b) the designation and issuance of Series C Convertible Preferred Stock, (c) the issuance of the Senior Secured Convertible Note, (d) the issuance of shares of Common Stock as Exchange Consideration or upon conversion of the Series C Convertible Preferred Stock or the Note, (e) the granting of a security interest in the Company’s assets to secure the Note, or (f) the filing of the Series C Certificate of Designation), such provision is hereby amended, waived, and rendered inoperative solely to the extent necessary to permit the consummation of the transactions contemplated by the Exchange Agreement. This amendment shall not constitute a waiver or amendment of any provision of the Series B Certificate for any purpose other than the transactions contemplated by the Exchange Agreement.

3. No Anti-Dilution Adjustment. The issuance of shares of Series C Convertible Preferred Stock, the issuance of shares of Common Stock (whether as Exchange Consideration, upon conversion of the Series C Convertible Preferred Stock, upon conversion of the Senior Secured Convertible Note, or upon amortization, redemption, or repayment thereof), and the issuance of the Senior Secured Convertible Note, in each case pursuant to or in connection with the Exchange Agreement, shall not trigger any anti-dilution adjustment, price protection, or similar provision under the Series B Certificate with respect to any shares of Series B Preferred Stock that remain outstanding following any Exchange.

4. Senior Indebtedness. The holders of Series B Preferred Stock hereby acknowledge and consent that the Senior Secured Convertible Note issued pursuant to the Exchange Agreement shall constitute senior indebtedness of the Company, secured by a first priority security interest in the Company’s assets as set forth in the Security Documents (as defined in the Exchange Agreement). The holders of Series B Preferred Stock hereby waive any right to object to, or receive notice of, the granting of such security interest, and agree that the Series B Preferred Stock shall rank junior to the Note in right of payment and with respect to claims on the Company’s assets.

5. Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock a sufficient number of shares to effect the issuance of Common Stock as Exchange Consideration and upon conversion and amortization of the Series C Convertible Preferred Stock and the Senior Secured Convertible Note issued pursuant to the Exchange Agreement.

6. Ratification. Except as expressly amended hereby, the Series B Certificate shall remain in full force and effect and is hereby ratified and confirmed in all respects. In the event of any conflict between the provisions of this amendment and the provisions of the Series B Certificate as in effect prior to this amendment, the provisions of this amendment shall control. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Series B Certificate or the Exchange Agreement, as applicable.

7. Effectiveness. This amendment shall become effective upon its filing with the Secretary of State of the State of Delaware.

[Signature Page Follows]

Exhibit B – Page 2

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer as of March 9, 2026.

FUNCTIONAL BRANDS INC.

By:
Name:	Eric Gripentrog
Title:	Chief Executive Officer

Exhibit B – Page 3

EXHIBIT C

Series C Certificate of Designations

(see attached)

EXHIBIT D

Senior Secured Convertible Note

(see attached)